UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 13, 2011 (September 7, 2011)
EOG RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9743	47-0684736
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)
1111 Bagby, Sky Lobby 2
Houston, Texas 77002
(Address of principal executive offices) (Zip Code)
713-651-7000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EOG RESOURCES, INC.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (b), (c) On September 7, 2011, the Board of Directors (Board) of EOG Resources, Inc. (EOG) appointed William R. Thomas to the position of President and appointed Gary L. Thomas to the position of Chief Operating Officer, in each case effective as of September 7, 2011. William R. Thomas and Gary L. Thomas will continue to be responsible for EOG’s exploration and exploitation matters and day-to-day operations, respectively. The Board also confirmed that William R. Thomas and Gary L. Thomas will continue to report to Mark G. Papa, EOG’s Chairman of the Board and Chief Executive Officer, until June 2013, when Mr. Papa will retire and be succeeded by William R. Thomas.
     William R. Thomas, 58, has served as EOG’s Senior Executive Vice President, Exploration since July 2011, and, from February 2011 to July 2011, served as EOG’s Senior Executive Vice President, Exploitation. William R. Thomas has also previously served as the Executive Vice President and General Manager of EOG’s Fort Worth, Texas office (from February 2007 to February 2011) and as the Senior Vice President and General Manager of EOG’s Fort Worth, Texas office (from June 2004 to February 2007).
     Gary L. Thomas, 61, has served as EOG’s Senior Executive Vice President, Operations since February 2007, and, from May 2002 to February 2007, served as EOG’s Executive Vice President, Operations.

     (e) On September 13, 2011, EOG entered into change of control agreement amendments with its executive officers (Mark G. Papa, William R. Thomas, Gary L. Thomas, Timothy K. Driggers and Frederick J. Plaeger, II). The amendments change the modified “single trigger” provision in the change of control agreements for the receipt of severance benefits to a “double trigger” — specifically by eliminating the provision which would have allowed an executive officer to voluntarily terminate his employment with EOG during the 30-day period beginning six months following a change of control of EOG and receive severance benefits. Under the change of control agreements as amended, an executive officer will only be entitled to receive severance benefits if, within two years after a change of control of EOG, the executive officer’s employment is terminated (i) by EOG, other than for “cause” (as defined in the change of control agreements), or (ii) by the executive officer for “good reason” (as defined in the change of control agreements — for example, a reduction of the executive officer’s authority and/or responsibilities or a reduction of the executive officer’s base salary or target annual bonus).
     The amendments to the change of control agreements also eliminate the excise tax “gross-up” provisions and provide that, upon a change of control, EOG will either (i) reduce the amount of severance benefits otherwise payable to the executive officer so that such severance benefits will not be subject to the tax imposed by Internal Revenue Code Section 4999, or (ii) pay the full amount of severance benefits to the executive officer (but with no tax “gross-up”), whichever produces the better after-tax result for the executive officer (often referred to as the “best-of-net” approach).
     The change of control agreements, as amended, do not provide for any new benefits for EOG’s executive officers.
     The foregoing summary of the change of control agreement amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the change of control agreement amendments, which are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 hereto and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Document

*10.1	Second Amendment to Amended and Restated Change of Control Agreement, dated and effective as of September 13, 2011, by and between EOG and Mark G. Papa.

*10.2	First Amendment to Change of Control Agreement, dated and effective as of September 13, 2011, by and between EOG and William R. Thomas.

*10.3	Second Amendment to Amended and Restated Change of Control Agreement, dated and effective as of September 13, 2011, by and between EOG and Gary L. Thomas.

*10.4	Second Amendment to Amended and Restated Change of Control Agreement, dated and effective as of September 13, 2011, by and between EOG and Timothy K. Driggers.

*10.5	Second Amendment to Change of Control Agreement, dated and effective as of September 13, 2011, by and between EOG and Frederick J. Plaeger, II.

*	Exhibits filed herewith

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EOG RESOURCES, INC. (Registrant)
Date: September 13, 2011	By:	/s/ Timothy K. Driggers
Timothy K. Driggers
Vice President and Chief Financial Officer (Principal Financial Officer and Duly Authorized Officer)

EXHIBIT INDEX

Exhibit No.	Document

*10.1	Second Amendment to Amended and Restated Change of Control Agreement, dated and effective as of September 13, 2011, by and between EOG and Mark G. Papa.

*10.2	First Amendment to Change of Control Agreement, dated and effective as of September 13, 2011, by and between EOG and William R. Thomas.

*10.3	Second Amendment to Amended and Restated Change of Control Agreement, dated and effective as of September 13, 2011, by and between EOG and Gary L. Thomas.

*10.4	Second Amendment to Amended and Restated Change of Control Agreement, dated and effective as of September 13, 2011, by and between EOG and Timothy K. Driggers.

*10.5	Second Amendment to Change of Control Agreement, dated and effective as of September 13, 2011, by and between EOG and Frederick J. Plaeger, II.

*	Exhibits filed herewith